Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos 333-209385 and 333-209385-01 on Form S-3ASR of our report dated January 28, 2019, relating to the consolidated financial statements of Jefferies Finance LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Jefferies Group LLC and its subsidiaries for the year ended November 30, 2018.

/s/ Deloitte & Touche LLP

New York, New York
January 28, 2019